Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

June 12, 2006

Cowen Group, Inc.

1221 Avenue of the Americas

New York, New York 10020

Re:                 Cowen Group, Inc.
Registration Statement on Form S-1 (File No. 333-132602)

Ladies and Gentlemen:

We have acted as special counsel to Cowen Group, Inc., a Delaware corporation (the “Company”), in connection with the sale by SG Americas Securities Holdings, Inc. (the “Selling Stockholder”) of up to 12,900,000 shares (including 1,682,608 shares subject to an over-allotment option) (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).

In connection with the opinion set forth herein, we have examined and relied on originals or copies of the following: (i) the Registration Statement on Form S-1 (File No. 333-132602) of the Company relating to the Shares, as filed with the Securities and Exchange Commission (the “Commission”) on March 21, 2006 under the Act; (ii) Amendment No. 1 to the Registration Statement as filed with the Commission on May 17, 2006 under the Act (such Registration Statement, as so amended, being hereinafter referred to as the “Registration Statement”); (iii) the form of Underwriting Agreement proposed to be entered into by and among the Company, the Selling Stockholder, and Cowen & Co., LLC, Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein, filed as an exhibit to the Registration Statement; (iv) a specimen certificate representing the Common Stock, filed as an exhibit to the Registration Statement; (v) the Certificate of Incorporation of the Company, as currently in effect and as certified by the Secretary of State of the State of Delaware; (vi) the By-Laws of the Company, as certified by the Secretary of the Company, as currently in effect; (vii) certain resolutions of the Board of Directors of the Company, relating to the issuance of 100 shares of Common Stock to the Selling Stockholder pursuant to the initial capitalization of the Company and a cross-receipt evidencing the receipt of consideration for such shares, (viii) the form of the Amended and Restated Certificate of Incorporation of the Company intended to be filed with the Secretary of State for the State of Delaware and intended to be effective prior to the sale of the Shares, filed as an exhibit to the Registration Statement (the “New Charter”); (ix) the form of Amended and Restated By-Laws of the Company intended to be effective prior to the sale of the Shares, filed as an exhibit to the Registration Statement; (x) the form of the Separation Agreement proposed to be entered into by and among Société Générale, SG Americas, Inc., the Selling Stockholder, Cowen & Co., LLC and the Company, filed as an exhibit to the Registration Statement (the “Separation Agreement”), (xi) certain resolutions of the Board of Directors of the Company, relating to the Separation Agreement, the issuance of 12,899,900 shares of Common Stock to the Selling Stockholder pursuant to the Separation Agreement (the “Separation Shares”) for the consideration set forth in the Separation Agreement, the New Charter and related matters; and (xii) certain resolutions of the Selling Stockholder, as sole stockholder of the Company, relating to the New Charter and related matters.  We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies.  In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.  As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.  In rendering the opinion set forth below, we have also assumed that, prior to the issuance of the Separation Shares, (i) the New Charter in the form examined by us will be duly filed with the Secretary of State of the State of Delaware, (ii) the Amended and Restated By-Laws of the Company will be effective and (iii) the Company will receive the consideration set forth in the Separation Agreement.

Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

Based upon and subject to the foregoing, we are of the opinion that, when the Separation Shares are issued and sold to the Selling Stockholder as provided in the Separation Agreement and the certificates evidencing the Separation Shares in the form of the specimen certificate examined by us are signed by one of the authorized officers of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP